Exhibit 10.5

WECHAT OFFICIAL ACCOUNT COOPERATION AGREEMENT

Party A: ___________________________

Legal representative: ___________________________

Address: ___________________________

Party B: [Name of Operating Entities of Xuhang Holdings Limited]

Legal representative: Xiao Tianhang

Address: ___________________________

Following a full and friendly negotiation, in accordance with the laws, regulations, and rules of the People’s Republic of China, Party A and Party B (collectively, the “Parties”), on the principle of equality and mutual benefit, have reached the following terms on the cooperation with respect to Party A’s WeChat official account identified hereinafter.

Article 1. Party A is responsible for providing its legally owned WeChat official account: _________ (ID: __________) Number of followers: ____________

(hereinafter referred to as the “WeChat Official Account”), Party B shall be entitled to Party A’s right of use, right of operation, right of income, and other related rights and interests of the WeChat Official Account for a term of ____________ years, with a total contract price of RMB____________.

Article 2. Party A guarantees that it has the legal and complete ownership, use right, operation right, and income right of the above-mentioned WeChat Official Account, which does not infringe the rights of any third party, or is involved in any ownership disputes or other legal disputes.

Article 3. Party A guarantees that the ownership of the WeChat Public Account and all relevant intellectual property rights, before the execution of this cooperation agreement, belong to Party A, and that the income right, operation right, use right, and all relevant intellectual property rights of the WeChat Public Account belong to Party B upon the effective date of this cooperation agreement. Party A shall bear all liabilities and responsibilities for any disputes arising from the intellectual property related to the WeChat Public Account.

Article 4. Party B shall pay Party A an annual fee of RMB____________ from the effective date of this Agreement. Such annual traffic fee shall be paid at the end of the first quarter of each year.

Article 5. Party A is obliged to help Party B deal with relevant problems encountered in the operation of the WeChat Official Account. All the income of the WeChat Official Account shall be owned by Party B from the effective date of this agreement, and Party A shall not utilize or occupy the WeChat Official Account in any form without Party B’s consent.

Article 6. Party A guarantees that it shall not take any means (including legal proceedings) to retrieve the WeChat Official Account upon the execution of this agreement. If Party B is unable to operate the WeChat Official Acount due to any means of Party A, Party A shall bear all economic losses of Party B and pay Party B a liquidated damage of RMB10 million.

Article 7. If either Party A or Party B violates the agreement under this agreement, the breaching party shall bear 30% of the total amount of the liquidated damages under this agreement to the non-breaching party. The breaching party shall continue to perform other obligations stipulated in this agreement.

Article 8. Upon expiration of the agreement term agreed herein, Party B shall have the priority right to renew the agreement. If Party B decides not to renew the contract, the income derived from the followers of the WeChat Official Account, upon the termination of this agreement, shall be divided as follows: any income derived from the original followers belong to Party A, and the income derived from the followers acquired during the term of this cooperation agreement belong to Party B.

Article 9. Any dispute arising from or in connection with this agreement shall be settled by both Parties through friendly negotiation; If the negotiation fails, both Parties agree to file a lawsuit to the people’s court with jurisdiction in the place where the agreement is signed, and the litigation costs shall be borne by the losing party.

Article 10. For matters not covered in this agreement, both Parties shall sign a written supplementary agreement after reaching consensus. The supplementary agreement is an important part of this contract. If the supplementary agreement is inconsistent with this agreement, the supplementary agreement shall prevail.

Article 11. This agreement shall come into force after being signed by both Parties. This contract is made in duplicate, with each party holding one copy, and each copy has the same legal effect.

Party A (Seal):	Party B: (Seal)

Legal representative (signature):	Legal representative (signature):

Signing date:	Signing date:

Place of signature: [Name of City]